UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2005
Arlington Tankers Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32343	98-0460376

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
First Floor, The Hayward Building
22 Bermudiana Road
Hamilton HM 11, Bermuda

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (441) 292-4456
Not applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On November 17, 2005, Arlington Tankers Ltd. (“Arlington” or the “Company”) entered into an agreement (the “Framework Agreement”) with Stena Bulk AB (“Stena Bulk”), Northern Marine Management Ltd. (“Northern Marine”) and Stena Maritime AG (“Stena Maritime” and, together with Stena Bulk and Northern Marine, the “Stena Parties”), pursuant to which Arlington, through wholly owned subsidiaries, has agreed to purchase from subsidiaries of Stena Maritime two Product tankers (the “Vessels”) known as the Stena Concept and the Stena Contest and to enter into certain related transactions. The Framework Agreement, together with the exhibits thereto, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the Framework Agreement and the terms of the other agreements to be entered into in connection therewith is qualified in its entirety by reference to the full text of such documents.
Framework Agreement
Pursuant to the Framework Agreement, Arlington, through wholly owned subsidiaries, has agreed to purchase the Vessels from subsidiaries of Stena Maritime for a purchase price per Vessel of $46,000,000 in cash. The closing of the purchase and sale of the Vessels (the “Closing”) is expected to occur in January 2006. At the Closing, Arlington and the Stena Parties will enter into, or will cause certain of their subsidiaries to enter into, various agreements that are attached to the Framework Agreement as exhibits and are described in greater detail below. These agreements include (1) Memoranda of Agreement pursuant to which the purchase and sale of the Vessels will be effected, (2) Time Charter Parties, pursuant to which Arlington will charter the Vessels to Stena Bulk, (3) Ship Management Agreements, pursuant to which Northern Marine will mange the Vessels, (4) certain Guarantees related to the parties’ obligations under the foregoing agreements and (5) amendments to certain of Arlington’s agreements relating to Arlington’s existing fleet of six vessels.
The Closing is subject to certain conditions, including the condition that Arlington receives the funding to pay the cash purchase price for the Vessels. Arlington has agreed to use commercially reasonable efforts to obtain such financing. The Stena Parties have the right to terminate the Framework Agreement prior to the Closing if Arlington does not enter into a definitive credit agreement for such financing by December 15, 2005.
If the Closing does not occur because both Vessels have become a total loss, the Stena Parties have agreed to reimburse Arlington for the expenses that Arlington has incurred in connection with the transactions contemplated by the Framework Agreement.
Memoranda of Agreement
Pursuant to the Framework Agreement, at the Closing, the subsidiaries of Arlington that are purchasing the Vessels and the subsidiaries of Stena Maritime that are selling the Vessels will enter into the Memoranda of Agreement. The Memoranda of Agreement are substantially similar to those that Arlington’s subsidiaries entered into in connection with the purchase of Arlington’s existing fleet of six vessels. The purchase and sale of the Vessels will occur in accordance with the terms of the Memoranda of Agreement. Under the Memoranda of Agreement, the sellers of the Vessels will warrant to Arlington that the Vessels will be delivered free of damage affecting the Vessels’ classification and with its classification certificates and national certificates. The sellers of the Vessels will also warrant to Arlington that the Vessels will be free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever and will indemnify Arlington against all consequences of claims made against the vessels which have been incurred prior to the time of delivery.
Time Charter Parties
Pursuant to the Framework Agreement, at the Closing, the subsidiaries of Arlington that are purchasing the Vessels and Stena Bulk will enter into the Time Charter Parties. Under the Time Charter Parties, which are substantially similar to the Time Charter Parties that Arlington’s subsidiaries have entered into for Arlington’s existing fleet of six vessels, the Arlington subsidiaries that are purchasing the Vessels will time charter the Vessels to Stena Bulk for an initial period of three years at the fixed daily basic hire set forth below. At the end of the initial three-year period, both Arlington and Stena Bulk will have the option to extend the time charters on a vessel-by-vessel basis for an initial 30 months, at the fixed daily basic hire set forth below. If Stena exercises this option, there will be an additional hire provision during the 30-month period. The additional hire would be calculated in the manner described below under “Amendments to Existing Time Charter Parties.” Furthermore, if the 30-month period is exercised, there will be two additional one-year options, exercisable by Stena Bulk, at the fixed daily basic hire set forth below, but without an additional hire provision.
The daily basic hire to be paid under the Time Charter Parties for each applicable period of the charters is set forth below.

Period	Daily Basic Hire

Year 1	$19,765
Year 2	$20,043
Year 3	$20,335
Option Year 1	$17,942
Option Year 2	$18,264
Option Period 3 (Six Months)	$18,603
Option Year 4	$21,158
Option Year 5	$21,531
Ship Management Agreements
Pursuant to the Framework Agreement, at the Closing, the subsidiaries of Arlington that are purchasing the Vessels and Northern Marine will enter into the Ship Management Agreements. Under the Ship Management Agreements, which are substantially similar to the Ship Management Agreements that Arlington’s subsidiaries have entered into for Arlington’s existing fleet of six vessels, Northern Marine will be responsible for all technical management of the

Vessels, including crewing, maintenance, repair, drydockings, vessel taxes and other vessel operating and voyage expenses.
The daily base management fee to be paid to Northern Marine under the Ship Management Agreements for each applicable period of the charters is set forth below.

Period	Daily Base Fee

Year 1	$5,565
Year 2	$5,843
Year 3	$6,135
Option Year 1	$6,442
Option Year 2	$6,764
Option Period 3 (Six Months)	$7,103
Option Year 4	$7,458
Option Year 5	$7,831
Under the Ship Management Agreements, all special survey and mid-period drydockings occurring during the term of the Ship Management Agreements will be at the sole cost and expense of Northern Marine and Northern Marine will agree to conduct at least one mid-period drydocking prior to redelivery of the Vessels. In addition, upon redelivery of the Vessels to Arlington at the expiration of the Ship Management Agreements, Northern Marine will pay to Arlington a drydocking provision for each day from the completion of the last special survey drydocking during the term of the applicable Ship Management Agreement (or if no special survey occurs during the term of such agreement, from the date of commencement of the agreement), to date of redelivery at the daily rates specified in the Ship Management Agreements.
Guarantees
Pursuant to the Framework Agreement, at the Closing, Arlington will enter into Guarantees under which it will guarantee the obligations of its subsidiaries that are purchasing the Vessels under the Time Charter Parties and the Ship Management Agreements. In addition, at the Closing, Stena AB (PUBL) will be required to enter into Guarantees under which it will guarantee the performance of Stena Bulk under the Time Charter Parties and certain of the obligations of Northern Marine under the Ship Management Agreements. All such Guarantees will be substantially similar to the Guarantees that Arlington and Stena entered into in connection with Arlington’s existing fleet of six vessels.
Amendments to Existing Time Charter Parties
Pursuant to the Framework Agreement, simultaneously with the Closing, the Time Charter Parties for Arlington’s existing Product tankers and Panamax tankers will be amended. These amendments will modify the charter periods for Arlington’s current Product tankers and Panamax tankers and provide certain changes to the calculation of additional hire under these Time Charter Parties.

The amendments to the terms of the charters will provide that (1) the current five-year fixed term for one of the Product tankers (Stena Consul) and one of the Panamax tankers (Stena Compatriot) will be extended to a six-year fixed term, followed by three one-year options exercisable by Stena Bulk and (2) the current five-year fixed term for one of the Product tankers (Stena Concord) and one of the Panamax tankers (Stena Companion) will be reduced to a four-year fixed term, followed by three one-year options exercisable by Stena Bulk.
The amendments to the additional hire provisions will provide for certain favorable adjustments to fuel consumption metrics used in the calculation of additional hire for the Product tankers and Panamax tankers.
Specifically, in calculating additional hire for the Product tankers, the following new provisions will apply: (1) The Skikida to Rotterdam route will no longer be considered and the Rotterdam to New York route, based on a cargo of 37,000 tons instead of 33,000 tons, will account for 40% of the weighted average daily value and the Curacao to New York route, based on a cargo of 38,000 tons instead of 30,000 tons will account for 60% of the weighted average daily value (2) the daily average fuel consumption at sea will be 35.5 tons per day instead of 38.5 tons per day and (3) the consumption of bunkers in port will be a fixed amount of 40 tons per cargo.
In calculating additional hire for the Panamax tankers, the following new provisions will apply: (1) the daily average fuel consumption at sea will be 40.5 tons per day instead of 44.5 tons per day and (2) the consumption of bunkers in port will be a fixed amount of 65 tons per cargo, with a reduced charge for heating of cargos.
The existing Time Charter Hires will not be amended unless the Closing under the Framework Agreement occurs.
As a result of the amendments to the additional hire calculations, the illustrations for such calculations will change. The revised calculations set forth below illustrate hypothetical calculations of time charter equivalent hire for each vessel type which is used to calculate additional hire for any period during a calendar quarter that a vessel is not subchartered by a charterer under a time charter. For any period during a calendar quarter that a vessel is subchartered by a charterer under a time charter, additional hire is calculated based on the time charter received by the charterer less basic hire in effect for such period and ship broker commissions and commercial management fees paid by the charterer during such period. The following calculations are provided solely for illustration purposes. These calculations should not be considered as an indication of the amount of additional hire, if any, that Arlington may receive for any particular vessel during any particular period.

Product Tankers
     Rotterdam to New York
     Data used:
1)	Average Spot Rate (determined by Brokers Panel) = W300

2)	Worldscale Flat = $7.48

3)	Cargo size = 37,000

4)	Voyage duration = 27.16 days

5)	Bunker price = $180 per ton

6)	Bunkers used = 808.93 tons

7)	Port charges = $88,000

8)	Calculation of freight income:
1) multiplied by 2) = $3.00 x 7.48 = 22.44
$22.44 x 3) 37,000 = $830,280
9)	Calculation of voyage income:

Freight income	$830,280
less:
2.50 % broker commissions	(20,757)
1.25 % commercial management fees	(10,379)
Bunker costs 5) x 6)	(145,607)
Port charges 7)	(88,000)

(264,743)

Voyage income	$565,537
10)	Calculation of Daily Value:
9) / 4) = $565,537 / 27.16 = $20,822

     Curacao to New York
     Data used:
1)	Average Spot Rate (determined by Brokers Panel) = W300

2)	Worldscale Flat = $4.61

3)	Cargo size = 38,000

4)	Voyage duration = 16.84 days

5)	Bunker price = $180 per ton

6)	Bunkers used = 442.57 tons

7)	Port charges = $60,000

8)	Calculation of freight income:
1) multiplied by 2) = 3.00 x 4.61 = 13.83
$13.83 x 3) 38,000 = $525,540
9)	Calculation of voyage income:

Freight income	$525,540
less:
2.50 % broker commissions	(13,139)
1.25 % commercial management fees	(6,569)
Bunker costs 5) x 6)	(79,663)
Port charges 7)	(60,000)

(159,371)

Voyage income	$366,169
10)	Calculation of Daily Value:
9) / 4) = $366,169 / 16.84 = $21,744
Calculation of Time Charter Equivalent Hire

Daily Value Rotterdam to New York x 40%	$8,329
Daily Value Curacao to New York x 60%	$13,046
Time Charter Equivalent Hire	$21,375

Panamax Tankers
Curacao to New York
     Data used:
1)	Average Spot Rate (determined by Brokers Panel) = W200

2)	Worldscale Flat = $4.61

3)	Cargo size = 50,000

4)	Voyage duration = 16.84 days

5)	Bunker price = $180 per ton

6)	Bunkers used = 524.27

7)	Port charges = $60,000

8)	Calculation of freight income:
1) multiplied by 2) = 2.00 x 4.61 = 9.22
$9.22 x 3) 50,000 = $461,000
9)	Calculation of Voyage Income:

Freight income	$461,000
less:
2.50% broker commissions	(11,525)
1.25% commercial management fees	(5,762)
Bunker costs 5) x 6)	(94,368)
Port charges 7)	(60,000)

(171,655)
Voyage Income	$289,345
10)	Calculation of Daily Value:
9) / 4) = $289,345 / 16.84 = $17,182

Augusta to Houston
     Data used:
1)	Average Spot Rate (determined by Brokers Panel) = W200

2)	Worldscale Flat = $11.70

3)	Cargo size = 50,000

4)	Voyage duration = 42.66 days

5)	Bunker price = $180 per ton

6)	Bunkers used = 1569.98 tons

7)	Port charges = $80,000

8)	Calculation of freight income:
1) multiplied by 2) = 2.00 x 11.70 = 23.40
$23.40 x 3) 50,000 = $1,170,000
9)	Calculation of voyage income:

Freight income	$1,170,000
less:
2.50% broker commissions	(29,250)
1.25% commercial management fees	(14,625)
Bunker coats 5) x 6)	(282,596)
Port charges 7)	(80,000)

(406,471)

Voyage income	$763,529
10)	Calculation of Daily Value
9) / 4) = 763,529 / 42.66 = $17,898
Calculation of Time Charter Equivalent Hire

Daily Value Curacao to New York x 50%	8,591
Daily Value Curacao Augusta to Houston x 50%	8,949
Time Charter Equivalent Hire	$17,540

Amendments to Existing Ship Management Agreements
Pursuant to the Framework Agreement, simultaneously with the Closing, the Ship Management Agreements for Arlington’s existing vessels will be amended. These amendments will modify the provisions relating to drydocking of the vessels. Specifically, the amendments will provide that all drydockings during the term of the Ship Management Agreements will be at the sole cost and expense of Northern Marine. In addition, Northern Marine will agree to conduct at least one mid-period drydocking for each Product tanker and Panamax tanker prior to redelivery of such vessels. Furthermore, upon redelivery of the existing vessels to Arlington at the expiration of the Ship Management Agreements, Northern Marine will pay to Arlington a drydocking provision for each day from the completion of the last special survey drydocking during the term of the applicable Ship Management Agreement (or if no special survey occurs during the term of such agreement, from the date of commencement of such agreement), to date of redelivery at the daily rates specified in the Ship Management Agreements.
The existing Ship Management Agreements will not be amended unless the Closing under the Framework Agreement occurs.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON TANKERS LTD.

Date: November 23, 2005	By:	/s/ Edward Terino

Edward Terino Co-Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement, dated as of November 17, 2005, among Arlington Tankers Ltd., Stena Bulk AB, Northern Marine Management Ltd. and Stena Maritime AG, including all Exhibits thereto.